SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                         SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14 (a) of the
                     Securities Exchange Act of 1934
                             (Amendment No._)



Filed by the Registrant { X }
Filed by a Party other than the Registrant {   }

Check the appropriate box:

{     }   Preliminary Proxy Statement
{     }   Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
{  X  }   Definitive Proxy Statement
{     }   Definitive Additional Materials
{     }   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
             240.14a-12

                            AMREP CORPORATION

         ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



         ----------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

{  X  }   No fee required.

{     }   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
             and 0-11.

          1) Title of each class of securities to which transaction applies:


             ------------------------------------------------------------------

          2) Aggregate number of securities to which transaction applies:


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          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):


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          4) Proposed maximum aggregate value of transaction:


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          5) Total fee paid:


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{     }   Fee paid previously with preliminary materials.

{     }   Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:


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          2) Form, Schedule or Registration Statement No:


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          4) Date Filed:


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                                AMREP CORPORATION

                            (An Oklahoma corporation)



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               September 20, 2000


     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of AMREP CORPORATION (the "Company") will be held at New York Marriott Eastside Hotel, 525 Lexington Avenue, New York, New York on September 20, 2000 at 9:00 A.M. for the following purposes:

         (1)      To elect two directors;

         (2)      To act on a shareholder proposal; and

         (3) To consider and act upon such other business as may properly come before the meeting.

     In accordance with the By-Laws, the Board of Directors has fixed the close of business on July 24, 2000 as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the meeting and any adjournment thereof. The list of such shareholders will be available for inspection by shareholders during the ten days prior to the meeting at the offices of the Company, 641 Lexington Avenue, New York, New York 10022.

     Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it to the Company in the self-addressed envelope enclosed for that purpose. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                            By Order of the Board of Directors


                                            Peter M. Pizza, Secretary

Dated:       August 4, 2000
             New York, New York

                                AMREP CORPORATION

                              641 Lexington Avenue

                            New York, New York 10022

                           __________________________

                                 PROXY STATEMENT
                           __________________________


                         ANNUAL MEETING OF SHAREHOLDERS

                     To be Held 9:00 A.M. September 20, 2000




     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AMREP Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on September 20, 2000, and at any continuation or adjournment thereof (the "Annual Meeting"). Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting. This Proxy Statement of the Board of Directors, the accompanying Notice of Annual Meeting and proxy form have been first sent to shareholders on or about August 8, 2000.

     All properly executed, unrevoked proxies in the enclosed form which are received in time will be voted in accordance with the shareholder's directions and, unless contrary directions are given, will be voted for the election as directors of the nominees named below. However, unless directions are given proxies will not be voted with respect to the shareholder proposal. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in determining whether a quorum is present at the Annual Meeting. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, and abstentions have no effect. The shareholder proposal must be approved by the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. In determining whether such proposal has been approved, abstentions (including broker non-votes) will have the effect of negative votes.

     A copy of the 2000 Annual Report of the Company for the fiscal year ended April 30, 2000, including financial statements, accompanies this Proxy
Statement. Such Annual Report does not constitute a part of the proxy solicitation material.

                            COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Only shareholders of record at the close of business on July 24, 2000, the date fixed by the Board of Directors in accordance with the By-Laws, are entitled to vote at the Annual Meeting. As of July 24, 2000, the Company had issued and outstanding 6,653,696 shares of Common Stock, par value $.10 per share. Each share of Common Stock is entitled to one vote on matters to come before the Annual Meeting.

     Set forth in the table below is information concerning the ownership as of July 24, 2000 of the Common Stock of the Company by the persons who, to the knowledge of the Board of Directors, own beneficially more than 5% of the outstanding shares. The table also sets forth information concerning the beneficial ownership by all directors, by each nominee for director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares beneficially owned:


Name and Address of                         Amount Owned                % of
Beneficial Owner                            Beneficially                Class
-------------------                         ------------                -----

Nicholas G. Karabots                        2,819,393(1)                42.3%
P.O. Box 736
Fort Washington, PA  19034

Albert Russo                                1,066,720(2)(3)             16.0%
Lena Russo
Clifton Russo
Lawrence Russo
c/o American Simlex Company
401 Broadway
Suite 1712
New York, New York 10013

Dimensional Fund Advisors Inc.                449,636(4)                 6.8%
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

Other Directors and                         Amount Owned                % of
Executive Officers                          Beneficially                Class
-------------------                         ------------                -----

Jerome Belson                                  45,500(5)                   *
Edward B. Cloues, II                            4,500(1)                   *
Daniel Friedman                                38,924(6)                   *
Samuel N. Seidman                               2,500(1)                   *
Mohan Vachani                                     500                      *
James Wall                                      8,057(7)                   *


Directors and
Executive Officers
as a Group
       (8 persons)                          3,986,094(1)-(3)(5)-(7)     59.8%

______________________________

*        Indicates less than 1%

     (1) Includes 2,500 shares which the individual has the right to acquire pursuant to currently exercisable options.

     (2) Includes 2,000 shares which Mr. Albert Russo has the right to acquire pursuant to currently exercisable options.

     (3) In a Schedule 13D under the Securities Exchange Act of 1934 filed jointly by Albert Russo, Lena Russo, Clifton Russo and Lawrence Russo, the filing persons reported that they share voting power as to 1,064,720 shares representing 16.0% of the outstanding Common Stock of the Company and that Albert Russo, Lena Russo, Clifton Russo and Lawrence Russo have sole dispositive power as to 480,241, 58,740, 270,617, and 255,122 shares, respectively, of that Common Stock representing 7.2%, 0.9 %, 4.1%, and 3.8% of the outstanding Common Stock.

     (4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 449,636 shares of Common Stock of the Company, all of which shares are held in portfolios of four registered investment companies or other investment vehicles, including commingled group trusts, all of which Dimensional serves as investment manager or investment advisor. Dimensional disclaims beneficial ownership of all such shares.

     (5) Includes 1,500 shares which Mr. Belson has the right to acquire pursuant to currently exercisable options.

     (6) Includes 314 shares held in the Company's Savings and Salary Deferral Plan allocated to the account of Mr. Friedman.

     (7) Includes 287 shares held in the Company's Savings and Salary Deferral Plan allocated to the account of Mr. Wall.

                            1. ELECTION OF DIRECTORS

     The Board of Directors of the Company is a classified board divided into three classes - Class I consisting of two directors, Class II consisting of three directors and Class III consisting of three directors. Each class of directors serves for a term of three years. At this Annual Meeting, two Class I directors will be elected to serve until the 2003 Annual Meeting and until their successors are elected and qualified. Although the Board of Directors does not expect that either of the persons named will be unable to serve as a director, should either of them become unavailable for election it is intended that the shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee or nominees selected by the Board.

     The following table sets forth information regarding the nominees of the Board of Directors for election and the directors whose terms of office do not expire this year.

                                Year First
                                Elected As  Principal Occupation
Name                     Age    A Director  For Past Five Years
----                     ---    ----------  -------------------

NOMINEES TO SERVE UNTIL THE 2003 ANNUAL MEETING (CLASS I)

Edward B. Cloues, II     52       1994      Chairman and Chief Executive Officer
                                            of K-Tron International, Inc., a
                                            process equipment manufacturer,
                                            since January 1998; Partner in the
                                            law firm of Morgan, Lewis & Bockius
                                            LLP from prior to 1994 to December
                                            1997.

James Wall               63       1991      Chief Executive Officer of AMREP
                                            Southwest Inc., a wholly-owned
                                            subsidiary of the Company; Senior
                                            Vice President of the Company.


DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING (CLASS II)

Daniel Friedman*         65       1972      Chief Executive Officer of Kable
                                            News Company, Inc., a wholly-owned
                                            subsidiary of the Company; Senior
                                            Vice President of the Company.


Samuel N. Seidman        66       1977      President of Seidman & Co.,  Inc.,
                                            investment bankers.


Mohan Vachani            58       1990      Senior Vice President - Chief
                                            Financial Officer of the Company.

___________________________
* See "Certain Transactions" section for information concerning Mr. Friedman's retirement

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING (CLASS III)

Jerome Belson            74       1967      Chairman of the Board of WE
                                            Magazine (magazine on lifestyle of
                                            people with disabilities);
                                            President of Associated Builders
                                            and Owners of Greater New York,
                                            Inc.; Chairman Emeritus of
                                            Waterhouse Investor Services, Inc.

Nicholas G. Karabots*    67       1993      Chairman of the Board and Chief
                                            Executive Officer of Spartan
                                            Organization, Inc., Kappa Printing
                                            Group, L.P., Kappa Publishing
                                            Group, Inc., and Geopedior,
                                            Associates, LP, as well as other
                                            affiliated entities, which
                                            companies are engaged primarily
                                            in the fields of printing,
                                            publishing and real estate.

Albert Russo             46       1996      Managing Partner, Russo
                                            Associates, Pioneer Realty, 401
                                            Broadway Company and related real
                                            estate entities; Partner, American
                                            Simlex Co., textile exports.


     Each of the directors other than Mr. Friedman has served continuously since the year in which he was first elected. Mr. Friedman served continuously from 1972 to January 1977, when he resigned. He was reelected as director in September 1980 and has served continuously since.


THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board held eight meetings during the last fiscal year.

     The Board has an Executive Committee which generally has the power of the Board and acts as needed between meetings of the Board. Also, in the absence of a Chief Executive Officer it is charged with the oversight of the Company's business. The current members of the Committee are Messrs. Cloues, Karabots and Russo with Mr. Cloues as Chairman. Mr. Cloues is compensated for his services as Chairman of the Board and as Committee Chairman at the rate of $135,000 per year, such amount being in addition to the fees paid him as a director and member of other Committees. The Committee met three times during the last fiscal year on a formal basis and several more times on an informal basis.

___________________________
* See "Compensation Committee Interlocks and Insider Participation" section for information concerning agreement to nominate Mr. Karabots.

     The Board also has an Audit and Examining Committee, a Human Resources Committee and a Stock Option Committee. The Human Resources Committee acts as a compensation committee. The Board does not have a nominating committee. The members of the Audit and Examining Committee receive $750 for each committee meeting attended. The members of the Human Resources Committee receive $500 for each committee meeting attended.

     The duties of the Audit and Examining Committee include (i) recommending to the Board the engagement of the auditors, (ii) reviewing the scope and results of the yearly audit by the independent auditors, (iii) reviewing the Company's system of internal controls and procedures, (iv) reviewing the Company's Code of Conduct and (v) investigating where necessary matters relating to the audit functions. It reports regularly to the Board concerning its activities. The current members of this Committee are Messrs. Belson and Seidman (Chairman). The Committee held four meetings during the last fiscal year.

     The Human Resources Committee makes recommendations to the Board concerning compensation and other matters relating to employees. The current members of the Committee are Messrs. Cloues, Karabots (Chairman) and Russo. The Committee held one meeting during the last fiscal year.

     The Stock Option Committee grants options under, and administers, the 1992 Stock Option Plan. The current members of the Committee are Messrs. Cloues, Karabots (Chairman) and Russo. The Committee did not meet during the last fiscal year.

     Each director of the Company except those directors who are employees is paid a fee of $23,000 per annum in addition to fees paid them as members of Committees. In addition, under the Non-Employee Directors Option Plan, each non-employee director receives on the first business day following the Company's Annual Meeting of Shareholders an option covering 500 shares of Common Stock of the Company. The price per share payable upon exercise of such option is either
(i) the mean between the highest and lowest reported sale price of the Common Stock on the date of grant on the New York Stock Exchange, or (ii) the price of the last sale of Common Stock on that date as quoted on the New York Stock Exchange, whichever is higher. For the options granted following the 1999 Annual Meeting, the exercise price is $5.84375 per share. Each option becomes exercisable as to all or any portion of the shares covered thereby one year after the date of grant and expires five years after the date of grant.

     The various directors and nominees hold other directorships of public companies as follows:

         Name                          Director of
         ----                          -----------

         Edward B. Cloues, II          AmeriQuest Technologies, Inc.
                                       K-Tron International, Inc.

         Samuel N. Seidman             Productivity Technologies Corp.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The Summary Compensation Table below sets forth individual compensation information for each of the Company's last three fiscal years of its four most highly paid executive officers.*

                           SUMMARY COMPENSATION TABLE

                           Annual              Long Term
                         Compensation           Awards
                         ------------           -------

                                               Securities
Name and                                       Underlying
Principal                                       Options/   All Other
Position            Year  Salary($)  Bonus($)   SAR's (#)  Compensation($)(1)(2)
--------            ----  --------   --------  ----------  ---------------------
Valerie Asciutto    2000   196,945     -0-          -0-      3,364
  Senior Vice       1999   192,505     -0-          -0-      3,116
  President         1998   186,019    12,000        -0-      3,672
  and General
  Counsel

Daniel Friedman     2000   281,740     -0-          -0-      3,333
  Senior Vice       1999   279,598     -0-          -0-      3,367
  President         1998   276,600    15,000        -0-      4,085
  and CEO of
  Kable News
  Company, Inc.

Mohan Vachani       2000   262,225     -0-          -0-      4,107
  Senior Vice       1999   260,204     -0-          -0-      2,860
  President-Chief   1998   257,200    25,000        -0-      3,503
  Financial
  Officer

James Wall          2000   255,046     -0-          -0-      3,500
  Senior Vice       1999   236,430     -0-          -0-      3,147
  President and     1998   233,700   15,000         -0-      3,942
  CEO of AMREP
  Southwest Inc.

(1) Includes amounts contributed by the Company to the Company's Savings and Salary Deferral Plan.

(2) Other compensation in the form of personal benefits to the named persons has been omitted because it does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as to each.

(3)  Ms. Asciutto resigned in May, 2000.

_________________________
* Since January 1996, the Company has not had a CEO.

OPTIONS

     No stock options were granted to or exercised by any of the executive officers named in the Summary Compensation Table during the fiscal year ended April 30, 2000. No stock options were held by such executive officers at April 30, 2000.

HUMAN RESOURCES COMMITTEE EXECUTIVE COMPENSATION REPORT

     The Human Resources Committee ("HRC"), consisting entirely of non-employee directors, is the Company's Compensation Committee. Its current members are Messrs. Cloues, Karabots and Russo. The HRC's recommendations regarding executive compensation other than stock option grants must be approved by the Board of Directors or its Executive Committee. The Stock Option Committee, also consisting of non-employee directors, has sole authority to award stock options. Its current members also are Messrs. Cloues, Karabots and Russo.

                   Compensation Policy for Executive Officers
                   ------------------------------------------

     The HRC's compensation policy for executive officers is to pay competitively while balancing pay versus performance and to otherwise be fair and equitable in the administration of compensation. The HRC seeks to balance the salary paid to a particular individual using the above criteria while using its best judgment of compensation applicable to other executives holding comparable positions both within the Company and at other companies.

     With respect to salaries, bonuses and other compensation and benefits, the decisions and recommendations of the HRC are subjective and are not based on any list of specific criteria. We believe that the compensation received by each of the executive officers for fiscal year 2000 was reasonable. The Company has not had a Chief Executive Officer since January 1996, when the employment of the then CEO was terminated due to disability, and senior management now operates under the supervision of the Executive Committee of the Board. The current salaries of Messrs. Friedman, Vachani and Wall are in amounts recommended by the former CEO in fiscal year 1994, except that they were increased annually through fiscal year 1997 by cost of living adjustments and by an additional 2% on October 1, 1998. In addition the salary of Mr. Wall was increased effective October 1, 1999 by $25,000 in accordance with a recommendation made by the HRC. The basis of the recommendation was a review of his performance and then existing salary level.

     The Stock Option Committee has granted no options to Executive Officers since fiscal 1995.

     Payments during fiscal year 2000 to the Company's executives as discussed above were made with regard to the provisions of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million except to the extent that any excess compensation is "performance-based compensation". It is the HRC's intention that compensation will not be awarded which exceeds the deductibility limits of Section 162(m).

                Bases for Chief Executive Officer's Compensation
                ------------------------------------------------

         Since January 1996, the Company has not had a CEO.

                                                 Nicholas G. Karabots, Chairman
                                                 Edward B. Cloues, II
                                                 Albert Russo
         July 20, 2000                           Human Resources Committee


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On August 4, 1993, pursuant to an agreement with Nicholas G. Karabots and two corporations he then owned, the Company acquired for its Kable News Company subsidiary ("Kable") various rights to distribute magazines, and in payment issued a total of 575,593 shares of the Company's Common Stock. The distribution rights covered various magazines published by unaffiliated publishers as well as magazines published by publishers controlled by Mr. Karabots. In the case of the publishers controlled by Mr. Karabots, the distribution arrangements generally were for terms of seven years with provision for extension for a further three years. As distributor under these and other distribution agreements, Kable purchases magazines from publishing companies owned or controlled by Mr. Karabots and resells them to wholesalers. During the fiscal year ended April 30, 2000, Kable purchased magazines from such companies for a total of $26,707,000 and resold them at higher prices.* Kable continues as a distributor for such companies. Since 1997 Kable has performed fulfillment services for publishing companies owned or controlled by Mr. Karabots, and during the fiscal year ended April 30, 2000 was paid by these companies $500,434 for its services. Kable continues to perform fulfillment services for such companies.

     As part of its agreement with Mr. Karabots, the Company proposed him for election to the Board of Directors at the 1993 Annual Meeting and agreed, subject to certain exceptions, that so long as he owns at least one-half of the Common Stock issued in the transaction the Company would propose him for election at each shareholders meeting for the election of directors until July 2003, unless he is already in a Class of the Board whose term continues beyond such meeting.

     Mr. Karabots is Chairman of the Human Resources Committee and Stock Option Committee.

__________________________
* Kable reports as revenues only the spread between the prices it pays publishers and the prices it receives for copies sold to its wholesaler customers. The $26,707,000 paid Mr. Karabots' companies represents approximately 19% of the approximately $143,187,000 Kable paid all publishers in fiscal 2000.

PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Index, the Standard & Poor's Homebuilding Index and twenty-seven companies with similar capitalizations to that of the Company ("Similar Cap Issuers"), for the five years beginning April 30, 1995 and ending April 30, 2000 (assuming the investment of $100 in the Company's stock, the S&P 500 and Homebuilding Indexes and the Similar Cap Issuers on April 30, 1995, and the reinvestment of all dividends). Because the Company discontinued substantially all of its homebuilding operations in fiscal 2000, after this year it will replace the Standard & Poors Homebuilding Index with certain issuers with similar capitalizations to that of the Company because the Company does not believe it can identify an index of issuers engaged in operations similar to those currently engaged in by the Company.



                            TOTAL SHAREHOLDER RETURN











                                     (GRAPH)












                       1995     1996      1997      1998      1999      2000
                       ----     ----      ----      ----      ----      ----

AMREP CORP             100      78.00     58.00    138.00     92.00     80.00
S&P 500 INDEX          100     130.21    162.94    229.85    280.01    308.37
SIMILAR CAP ISSUERS    100     119.35    195.97    324.00    273.41    240.91
HOMEBUILDING INDEX     100     116.00    125.82    238.91    202.51    153.99

     The names of the Similar Cap Issuers are:

        ACMAT CORP. - CL A                           HALLWOOD ENERGY CORP.
        ALABAMA NATL. BANCORPORATION                 IN HOME HEALTH INC.
        ANACOMP INC.                                 LACLEDE STEEL CO.
        BAKER (MICHAEL CORP.)                        MGI PHARMA INC.
        BOYD BROS TRANSPORTATION INC.                NUVEEN INSD NY SEL TAX FREE
        CEM CORP.                                    PMC COMMERCIAL TRUST
        CENTURY BANCORP INC/MA                       QUAKER CITY BANCORP INC.
        CHART INDUSTRIES INC.                        SAPIENS INTL. CORP. NV
        CHICOS FAS INC.                              STERLING BANCORP/NY
        COMMERCIAL BANK/NY                           UNITED MOBILE HOMES INC.
        COVEST BANCSHARES INC.                       VALLEY RESOURCES INC.
        DATA SYSTEMS & SOFTWARE INC.                 VSI ENTERPRISES INC.
        EMERGING MKTS INCOME FD INC.                 W HOLDING COMPANY INC.
        EQUIVEST FINANCE INC.


RETIREMENT BENEFITS

     The Company's executive officers participate in a Retirement Plan which was amended effective January 1, 1998 (the "Plan"). Prior to the amendment, the Plan provided a monthly benefit payable at age 65 to employees with five or more years of service in an amount equal to 1.125% of the employee's highest consecutive 60-month average monthly earnings up to a specified amount related to the social security wage base plus 1.5% of such earnings in excess of such specified amount, multiplied by years of service not to exceed 35. From and after January 1, 1998, a participant's benefits will be the amount of the monthly benefit accrued for that participant as of December 31, 1997 under the terms of the Plan prior to its amendment plus an additional benefit to be determined by establishing a cash balance account for each participant, to which will be allocated annually 2% of such participant's earnings plus an annual interest credit of 5% of the amount in such account. The cash balance account can be converted to a life annuity or can be taken in a lump sum. The law limits the maximum amount of earnings which can be taken into account in calculating benefits; that maximum currently is $170,000.

     Messrs. Friedman and Wall have twenty-nine years of credited service, and Mr. Vachani has six years of credited service. Assuming (i) these individuals continue to be employed until age 65, (ii) their annual salaries continue to be at least at current levels, (iii) there are annual increases of 5% in the maximum earnings of $170,000 currently permitted to be taken into account under applicable law in calculating retirement benefits under the Company's Plan, and

(iv) the individuals elect the life annuity form of pension, their annual retirement benefits would be as set forth below:

                                                       Estimated
                                                        Benefit
                                                        -------

                  Daniel Friedman*                     $ 79,800
                  Mohan Vachani                          12,400
                  James Wall                             54,300


CERTAIN TRANSACTIONS

     See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" for information concerning transactions with Nicholas G. Karabots.

     Daniel Friedman has entered into an agreement with the Company pursuant to which (i) on October 31, 2000 he is resigning as a director of the Company, as Senior Vice President of the Company and as Chief Executive Officer of the Company's Kable News Company, Inc. subsidiary, (ii) he will be a consultant to the Company from November 1, 2000 until December 31, 2001, (iii) the Company will pay him $305,000 and provide him with certain medical insurance benefits and (iv) at his option to be exercised no later than October 31, 2000, the Company will purchase from him 38,610 shares of the Company's Common Stock at a price of $7.00 per share.

     In August, 1999, Mr. Wall purchased a house in Rio Rancho, New Mexico from a subsidiary of the Company for a purchase price of $220,000. The house had been used as a model home for three years and the price paid was approximately the amount for which it would have been listed for sale to a third party.

                             2. SHAREHOLDER PROPOSAL

     Greenplex   Investments,   L.L.C.,   7720  East  Redfield  Road,  Suite  8,
Scottsdale, Arizona 85260, has given notice that it intends to present the following proposal at the Annual Meeting:

              RESOLVED, that the stockholders recommend to the Board of Directors that the Company promptly undertake a program to sell the Company in a transaction in which stockholders will receive at least $9.00 per share in cash and that the Board of Directors actively negotiate with bona fide potential purchasers who indicate a willingness to offer $9.00 cash per share of AMREP Common Stock.


__________________________
* Mr. Friedman's estimated benefit include amounts "grandfathered" under the law.

     Supporting Statement:

     AMREP's Common Stock has consistently under performed for years. In fiscal 1999, AMREP discontinued its homebuilding activities and for the three months ended January 31, 2000 incurred a net loss of $1,145,000. AMREP's magazine distribution business has been negatively impacted by reserves of $1,200,000 and $3,000,000 against accounts receivable for the nine month periods ended January 31, 2000 and 1999, respectively.

     The proponent of this shareholder proposal believes that AMREP is unlikely to succeed as a public company in enhancing shareholder value and that AMREP should be actively seeking to sell itself. On March 30, 2000, an affiliate of the proponent made an offer to acquire AMREP for $7.75 per share in cash. By letter dated April 4, 2000, AMREP's Board stated, "The proposed transaction would require the approval of the owners of a majority of the outstanding AMREP stock, and the owners of more than 50% of the outstanding stock informed the Board at a special telephone meeting yesterday that they would not vote their shares in favor of such a transaction at the price offered. Accordingly, the Board determined that there is no reason to pursue this matter further."


THE BOARD OF DIRECTORS TAKES NO POSITION WITH RESPECT TO THE PROPOSAL.


     A sale of the Company would require the approval of a majority of the outstanding shares. Nicholas G. Karabots and Albert Russo (and members of his family) together own more than a majority of the outstanding shares, and such shareholders have advised the Board that they would not approve a sale at $9.00 per share, which is less than book value, but have reserved the right to change their position at any time. In this situation, it would not be meaningful for the Board to take any position with respect to the proposal.


                                    AUDITORS

     The consolidated financial statements of the Company and its subsidiaries included in the Annual Report to Shareholders for the fiscal years ended April 30, 2000 and 1999 have been examined by Arthur Andersen LLP, independent public accountants. No representative of Arthur Andersen LLP is expected to attend the Annual Meeting. The Board of Directors has not yet acted with respect to the selection of auditors for fiscal 2001.


                                  OTHER MATTERS

     The Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                             SOLICITATION OF PROXIES

     The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of stock held in their names. Directors, officers and employees of the Company may solicit proxies on behalf of the Board of Directors but will not receive any additional compensation therefor.

                              SHAREHOLDER PROPOSALS

     From time to time shareholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Shareholders who intend to present proposals at the 2001 Annual Meeting and who wish to have such proposals included in the Company's Proxy Statement for the 2001 Annual Meeting, must be certain that such proposals are received by the Company's Secretary at the Company's executive offices, 641 Lexington Avenue, New York, New York 10022, not later than April 2, 2001. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Shareholders who intend to present a proposal at the 2001
Annual Meeting but who do not wish to have such proposal included in the Company's Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company's Secretary at the Company's executive offices no later than June 16, 2001.

                                    By Order of the Board of Directors



                                    Peter M. Pizza, Secretary


Dated:     August 4, 2000



     UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER OF THE COMPANY, THE COMPANY WILL PROVIDE TO SUCH SHAREHOLDER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY REQUEST SHOULD BE DIRECTED TO PETER M. PIZZA, SECRETARY, AMREP CORPORATION, 641 LEXINGTON AVENUE, NEW YORK, NEW YORK 10022. THERE WILL BE NO CHARGE FOR SUCH REPORT UNLESS ONE OR MORE EXHIBITS THERETO ARE REQUESTED, IN WHICH CASE THE COMPANY'S REASONABLE EXPENSES OF FURNISHING EXHIBITS MAY BE CHARGED.

           PROXY               AMREP CORPORATION                PROXY

                       SOLICITED BY BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                        New York Marriott Eastside Hotel,
                    525 Lexington Avenue, New York, NY 10017
                     September 20, 2000, 9:00 AM Local Time




     The undersigned hereby appoints Mohan Vachani and Peter M. Pizza, and each of them acting alone, with full power of substitution, proxies to vote the Common Stock of the undersigned at the 2000 Annual Meeting of Shareholders of AMREP Corporation, and any adjournment thereof, for the election of directors and with respect to the shareholder proposal, each as set forth in the Proxy Statement of the Board of Directors dated August 4, 2000, and upon all other matters which come before said meeting or any continuation or adjournment thereof.


     Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement of the Board of Directors is acknowledged.

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "ABSTAIN" WITH RESPECT TO THE SHAREHOLDER PROPOSAL AS SET FORTH IN THE PROXY STATEMENT.

                         (Continued and to be dated and signed on reverse side.)

A vote FOR ITEM 1 is recommended
by the Board of Directors. No recomendation is made by the Board of Directors as to Item 2.

1. FOR ELECTION OF      FOR all  |_|    WITHHOLD     |_|    *EXCEPTIONS:   |_|
   TWO (2)              nominees        AUTHORITY to
   DIRECTORS AS         listed          vote for all
   DESCRIBED IN THE     below:          nominees listed
   PROXY STATEMENT OF                   below:
   THE BOARD OF
   DIRECTORS.





Nominees: Edward B. Clouse, II, James Wall

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)



*Exceptions ____________________________________________________________________


2. SHAREHOLDER PROPOSAL.   FOR:  |_|       AGAINST:  |_|         ABSTAIN:  |_|
   AS DESCRIBED IN THE
   PROXY STATEMENT OF
   THE BOARD OF DIRECTORS.



                                                      Change of Address
                                                      Mark Here      |_|







                                           If stock is held in the name of more
                                           than one person, all holders should
                                           sign.  Sign exactly as name or names
                                           appear at left. Persons signing in a
                                           fiduciary capacity should include
                                           their title as such.

                                           Dated: ________________________, 2000


                                           _____________________________________
                                                        (Signature)


                                           _____________________________________
                                                        (Signature)


                                           Votes MUST be indicated




PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED.